SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                December 18, 2001
                Date of Report (Date of earliest event reported)

                           HEARTLAND BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

Indiana                     333-32245                 35-2017085
(State or other             (Commission File Number)  (IRS Employer
jurisdiction of                                       Identification Number)
incorporation)


420 North Morton Street                                    46131
Franklin, Indiana                                          (Zip Code)
(Address of principal
executive offices)



      Registrant's telephone number, including area code (317) 738-3915



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Item 5.       Other Events


      Heartland Bancshares, Inc. (the "Corporation") on December 18, 2001, privately issued $5.0 million aggregate liquidation amount of Floating Rate Capital Securities through Heartland (IN) Statutory Trust I, a subsidiary of the Corporation formed with the sole purpose of issuing the Capital Securities. Net proceeds to the Corporation from the issuance of the Capital Securities after fees and costs were $4,849,000.

      The securities require quarterly interest payments (subject to certain deferment options), have a maturity date of December 18, 2031, and may be redeemed at the Corporation's option at liquidation value plus accrued but unpaid interest on and after December 18, 2006. The securities bear interest at a rate per annum equal to three-month LIBOR plus 360 basis points, floating quarterly, with a maximum interest rate of 12 1/2% until December 18, 2006. The initial interest rate, in effect until March 18, 2002, is 5.60%. Based on Federal Reserve Board guidelines, the Corporation believes that the securities will qualify as Tier 1 capital up to 25% of other existing components of Tier 1 capital and that the remainder will qualify as Tier 2 capital.

The Corporation will use the net proceeds for general corporate purposes, including repayment of existing short term debt and the making of capital contributions to Heartland Community Bank, its wholly owned banking subsidiary, to support the Bank's growth strategies.



  Financial Statements and Exhibits

      (a)   Financial statements of businesses acquired

            Not applicable

      (b)   Pro forma financial information

            Not applicable

      (c)   Exhibits


     The Corporation agrees to furnish the Securities and Exchange Commission with copies of all instruments defining the rights of the holders of the Floating Rate Capital Securities upon request of the Commission.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HEARTLAND BANCSHARES, INC.



                                       By: /s/ Steven L. Bechman
                                       Steven L. Bechman,
                                       Chief Executive Officer and President



Dated: December 20, 2001